UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

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MOCON, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2004 ANNUAL MEETING

MOCON, INC.
7500 BOONE AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428

TO THE SHAREHOLDERS OF MOCON, INC.:

        You are cordially invited to attend our Annual Meeting of Shareholders to be held on May 18, 2004, at 4:00 p.m., local time, at MOCON’s headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428.

        The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

        Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.

Very truly yours,
/s/ Robert L. Demorest
Robert L. Demorest Chairman of the Board, President and Chief Executive Officer

April 8, 2004

PLEASE SIGN, DATE AND RETURN
THE ENCLOSED PROXY PROMPTLY
TO SAVE US THE EXPENSE
OF ADDITIONAL SOLICITATION.

MOCON, INC.
7500 BOONE AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428

_________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2004

_________________

TO THE SHAREHOLDERS OF MOCON, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of MOCON, Inc., a Minnesota corporation, will be held on May 18, 2004, at 4:00 p.m., local time, at MOCON’s headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428 for the following purposes:

1.	To elect eight directors to serve for the ensuing year or until their successors are elected and qualified.

2.	To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

        The close of business on March 22, 2004 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

By Order of the Board of Directors
/s/ Dane D. Anderson
Dane D. Anderson Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: April 8, 2004

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

MOCON, INC.
7500 BOONE AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428

_________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 18, 2004

_________________

INTRODUCTION

        The Annual Meeting of the shareholders of MOCON, Inc., a Minnesota corporation, will be held on May 18, 2004, at 4:00 p.m., local time, at MOCON’s headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

        A proxy card is enclosed for your use. You are solicited on behalf of our Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

        Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to our Secretary, by filing a revoking instrument or duly executed proxy bearing a later date with our Secretary, or by appearing at the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders.

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

        We expect that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to our shareholders on or about April 8, 2004.

VOTING OF SHARES

        Only holders of our common stock of record at the close of business on March 22, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. On March 22, 2004, there were 5,410,764 shares of our common stock outstanding. Each outstanding share on that date entitles its holder to one vote, in person or by proxy, on each matter to be voted on at the Annual Meeting.

        The presence at the Annual Meeting, in person or by proxy, of the holders of thirty-three and one-third percent (33-1/3%) of the outstanding shares of our common stock entitled to vote at the meeting (1,803,588 shares) is required for a quorum for the transaction of business. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

        The election of a nominee for director, and any other proposals that may come before the Annual Meeting described in this Proxy Statement, require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares that are held by a person who abstains from voting on a particular matter are treated as present and entitled to vote on that matter, and therefore abstaining from voting on a matter has the same effect as a vote against the matter. If, however, a broker indicates on a proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter. In other words, “broker non-votes” are not counted as either a vote for or against a matter.

ELECTION OF DIRECTORS
PROPOSAL 1

Nomination

        Our Bylaws provide that the number of directors that we have shall be the number elected by the shareholders at the last annual meeting of shareholders or the number set by resolution of our Board of Directors. Eight directors were elected at our 2003 Annual Meeting of Shareholders and the Board has not passed any resolution changing this number and therefore we will be electing eight directors at our 2004 Annual Meeting. The Board has nominated the eight individuals identified below to serve as directors until the next annual meeting of the shareholders or until their respective successors have been elected and qualified. All of the nominees are current members of the Board.

Board Recommendation

        The Board recommends a vote FOR the election of each of the nominees identified below. In absence of other instructions, the proxies will be voted FOR the election of each of the nominees named below. If, prior to the meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Nominees

        The following information has been furnished to us, as of March 25, 2004, by the persons who have been nominated for election to our Board of Directors.

Name of Nominee	Age	Principal Occupation	Director Since
Robert L. Demorest	58	Chairman of the Board, President and Chief Executive Officer of MOCON	1995
Dean B. Chenoweth	82	Retired Executive Vice President of Advantek, Inc.	1980
J. Leonard Frame	79	Chairman of Phoenix Solutions Co.	1983
Paul L. Sjoquist	70	Registered Patent Attorney and Independent Consultant	1988
Richard A. Proulx	70	Certified Public Accountant and Independent Consultant	1991
Tom C. Thomas	44	Partner, Pillsbury Winthrop LLP	1997
Ronald A. Meyer	53	Vice President of MOCON	2000
Daniel W. Mayer	53	Executive Vice President of MOCON	2000

Other Information About Nominees

        Except as indicated below, there has been no change in principal occupations or employment during the last five years for the directors or nominees for election as directors.

        Mr. Robert L. Demorest has been our Chairman of the Board, President and Chief Executive Officer since April 2000. Prior to that time, Mr. Demorest had been our President for more than five years.

        Mr. Thomas has been a partner at Pillsbury Winthrop LLP since March 2003. Prior to that time, Mr. Thomas had been a partner at Oppenheimer, Wolff & Donnelly LLP for more than five years. Oppenheimer, Wolff & Donnelly LLP has provided, and is expected to continue to provide, certain legal services for us.

        Mr. Ronald A. Meyer has been one of our Vice Presidents for more than five years. From 1995 to April 2000, Mr. Meyer also served as our Chief Financial Officer, Secretary and Treasurer.

Information about the Board and its Committees

        Our business and affairs are managed by the Board. The Board met five times during 2003. Committees established by the Board consist of the Audit Committee, the Compensation Committee and the Nominating Committee. All of our directors attended 75% or more of the aggregate meetings of the Board and all committees on which they served. All of our directors except for Messrs. Demorest, Meyer and Mayer are “independent” as defined by the current listing standards of the National Association of

Securities Dealers. We strongly encourage, but do not require, all of our directors to attend our annual meeting of shareholders. At our 2003 Annual Meeting of Shareholders, all of our directors were present.

        Audit Committee

        The functions of the Audit Committee include responsibility for reviewing our consolidated financial statements; overseeing the financial reporting and disclosures prepared by our management; making recommendations regarding, and monitoring compliance with, our financial controls; appointing, overseeing, and conferring with our outside auditors; and pre-approving all services provided to us by our outside auditors. The Audit Committee operates under a written charter adopted by our Board of Directors. The current charter is attached to this proxy statement as Appendix A. The members of the Audit Committee during 2003 were Messrs. Proulx, Chenoweth and Frame, and Messrs. Proulx, Chenoweth and Frame continue to serve on the Audit Committee. Each of Messrs. Proulx, Chenoweth and Frame qualifies as “independent” for purposes of membership on the Audit Committee pursuant to the National Association of Securities Dealers’ listing standards and the rules and regulations of the Securities and Exchange Commission. In addition, our board has determined that Messr. Proulx qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee met five times during 2003.

        Nominating Committee

        The function of the Nominating Committee is to select nominees for the Board of Directors. The Nominating Committee operates under a written charter which is attached to this Proxy Statement as Appendix B. The members of the Nominating Committee in 2003 were Messrs. Chenoweth and Thomas and Messrs. Chenoweth and Thomas continue to serve on the Nominating Committee. Each of Messrs. Chenoweth and Thomas are considered “independent” for purposes of membership on a nominating committee under the applicable rules of the National Association of Securities Dealers. The nominating committee took action by written consent one time during 2003.

        In evaluating and determining whether to recommend a person as a candidate for election as a director, the nominating committee’s criteria reflects the requirements of the recently adopted Nasdaq rules with respect to independence and the following factors: our needs with respect to the particular talents and experience of its directors, personal and professional integrity of the candidate, level of education and/or business experience, broad-based business acumen, the level of understanding of our business and industry, strategic thinking and a willingness to share ideas, and diversity of experiences, expertise and background. The nominating committee will use these criteria and other criteria that the committee deems appropriate to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

        The nominating committee will consider proposed nominees whose names are submitted to it by shareholders. It has not adopted a formal process for that consideration because it believes that its informal consideration process will be adequate. The nominating committee intends to review periodically whether a more formal policy should be adopted.

        Any shareholder who desires to recommend a nominee for director must submit a letter, addressed to Corporate Secretary, MOCON, Inc., 7500 Boone Avenue North, Minneapolis, Minnesota 55428, clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. Shareholders who wish to make a recommendation for a nominee to be elected at our 2005 Annual Meeting must submit their recommendation by December 10, 2004 to assure time for meaningful consideration and evaluation of the nominees by the nominating committee.

        Compensation Committee

        The function of the Compensation Committee is to set the compensation for our executive officers, including those executive officers who are also directors, and set the terms of, and grants of awards under, our bonus plan and our 1998 Stock Option Plan and to act on other matters relating to compensation as it deems appropriate. The members of the Compensation Committee during 2003 were Messrs. Frame and Sjoquist and Messrs. Frame and Sjoquist continue to serve on the Compensation Committee. Each of Messrs. Frame and Sjoquist are considered “independent” for purposes of membership on a compensation committee under the applicable rules of the National Association of Securities Dealers. The Compensation Committee met three times during 2003.

Audit Committee Report

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee will not be deemed to be incorporated by reference into any such filing.

Membership and Role of the Audit Committee

        As noted above, The Audit Committee consists of Messrs. Proulx, Chenoweth and Frame. The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. In fulfilling its primary function, our Audit Committee:

•	monitors the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	monitors the independence and performance of our independent auditors; and

•	provides an avenue of communication among the independent auditors, management, and our Board of Directors.

        Management is responsible for our internal controls and financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards, and issuing a report on our consolidated financial statements. The Audit Committee monitors and oversees these processes.

Review of Our Audited Consolidated Financial Statements for the Fiscal Year ended December 31, 2003

        The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2003 with members of our management team. The Audit Committee has discussed with KPMG LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with them. The Committee confirmed that KPMG LLP was independent with respect to the Company within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

        Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

Audit Committee
Richard A. Proulx, Chairman
Dean B. Chenoweth J. Leonard Frame

Director Compensation

        Directors’ Fees.   During 2003, non-employee directors each received a retainer fee of $600 per month without regard to the number of Board or committee meetings held or attended by such director, along with an additional $400 for each Board meeting or committee meeting attended in person. In addition, the Chairman of the Audit Committee received a fee of $100 per month. All non-employee directors are reimbursed for actual expenses incurred in attending Board and committee meetings.

        Directors’ Options.   On December 22, 2003, each non-employee director (a total of five directors) received an option to purchase 3,000 shares of our common stock at an exercise price of $8.075 per share, which was the average of the high and low price of a share of our common stock on that date. Each option becomes exercisable December 22, 2004 and remains exercisable until December 21, 2013 in accordance with the provisions of our 1998 Stock Option Plan.

        Director Retirement Plan.   On March 23, 1988, the Board adopted a retirement plan for our non-employee directors. Pursuant to this retirement plan, all non-employee directors who have served on our Board of Directors for at least five years will, upon retirement, receive an amount equal to the annual retainer fee such director would have been entitled to receive during the fiscal year in which such director’s retirement occurs, provided that such payment will not be made to a director who, following his or her retirement, continues to serve as a consultant to us. Any amount payable under this retirement plan will be paid in four installments at the end of each of the four fiscal quarters following retirement. As of December 31, 2003, all of our current non-employee directors were eligible to receive payments pursuant to this retirement plan upon their retirement from the Board.

PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 25, 2004 unless otherwise noted (a) by each shareholder who is known to us to own beneficially more than 5% of the outstanding shares of our common stock, (b) by each director and each executive officer named in the Summary Compensation Table and (c) by all of our executive officers and directors as a group.

	Shares of Common Stock Beneficially Owned(1)(2)
Name	Amount	Percent of Class(3)
FMR Corp.	331,501(4)	6.1%
Robert L. Demorest	305,125(5)	5.5%
Dane D. Anderson	62,501(6)	1.1%
Douglas J. Lindemann	44,000(7)	*
Daniel W. Mayer	145,978(8)	2.7%
Ronald A. Meyer	142,379(9)	2.6%
Dean B. Chenoweth	51,923(10)	*
J. Leonard Frame	17,148(11)	*
Richard A. Proulx	19,625(10)	*
Paul L. Sjoquist	17,762(10)	*
Tom C. Thomas	10,000(10)	*
All current directors and executive officers as a group (10 persons)	816,441(12)	14.0%

____________________

*	Less than 1%.

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(2)	Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(3)	Based on 5,410,764 shares of our common stock outstanding as of March 25, 2004.

(4)	This information is based solely on a Schedule 13G filed with the SEC on February 16, 2004. According to such schedule, FMR has sole investment power of all such shares, but neither sole nor shared voting power for such shares. FMR’s address is 82 Devonshire Street, Boston, MA 02109.

(5)	Includes 153,500 shares that Mr. Demorest has the right to acquire within 60 days upon the exercise of stock options. Also includes 118,675 shares owned beneficially by Mr. Demorest and his wife jointly as to which he shares voting and investment power. Also includes 1,500 shares held in trust for his children. Mr. Demorest’s address is 7500 Boone Avenue North, Minneapolis, MN 55428.

(6)	Includes 62,000 shares that Mr. Anderson has the right to acquire within 60 days upon exercise of stock options.

(7)	Includes 42,500 shares that Mr. Lindemann has the right to acquire within 60 days upon the exercise of stock options. Also includes 1,500 shares owned beneficially by certain trusts as to which he shares voting and investment power.

(8)	Includes 79,000 shares that Mr. Mayer has the right to acquire within 60 days upon the exercise of stock options.

(9)	Includes 43,500 shares that Mr. Meyer has the right to acquire within 60 days upon the exercise of stock options. Also includes 98,879 shares owned beneficially by certain trusts as to which he shares voting and investment power.

(10)	Includes 9,000 shares that such directors have the right to acquire within 60 days upon the exercise of stock options.

(11)	Includes 9,000 shares that Mr. Frame has the right to acquire within 60 days upon the exercise of stock options. Also includes 8,148 shares owned beneficially by Mr. Frame and his wife jointly as to which he shares voting and investment power.

(12)	Includes an aggregate of 425,500 shares that certain directors and executive officers have the right to acquire within 60 days upon the exercise of stock options. Includes an aggregate of 228,702 shares as to which voting and investment power are shared or may be deemed to be shared by certain directors and executive officers.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our three other most highly compensated executive officers whose salary and bonus exceeded $100,000 in the last fiscal year.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)(1)		Other(2)	Securities Underlying Options(#)	All Other Compensation ($)(3)
Robert L. Demorest	2003	$212,693	(5)	$122,345		$2,789	25,000	$3,506
Chairman of the	2002	201,170		82,844		3,468	25,000	2,994
Board, President and	2001	200,396		106,651	(4)	2,771	40,000	2,577
Chief Executive
Officer
Dane D. Anderson	2003	$146,028	(5)	$49,412		$8,956	12,000	$2,394
Vice President and	2002	136,296	(5)	35,464		9,252	12,000	1,193
Chief Financial	2001	128,628	(5)	40,031		8,683	17,500	958
Officer, Treasurer
and Secretary
Douglas J. Lindemann	2003	$132,300		$32,484		$8,174	10,000	$1,513
Vice President and	2002	121,458		25,763		7,980	10,000	1,383
General Manager	2001	115,068		33,761		7,693	12,000	1,349
Daniel W. Mayer	2003	$173,150	(5)	$57,959		$9,562	12,000	$3,178
Executive Vice	2002	164,087	(5)	40,766		9,742	12,000	2,999
President and Chief	2001	153,217	(5)	47,846		8,912	17,500	2,637
Technical Officer

(1)	Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year. Except as otherwise provided herein, all bonuses were payable pursuant to our Bonus Plan. Under our Bonus Plan, participants can earn bonuses if we achieve certain established profit goals, as is more fully described below under the heading “Compensation Committee Report on Executive Compensation.”

(2)	“Other Annual Compensation” represents the personal portion of automobile usage.

(3)	“All Other Compensation” includes contributions that we made under our Salary Reduction Plan. Under the Salary Reduction Plan, participants may voluntarily request that we reduce his or her pre-tax compensation by up to 75% (subject to certain special limitations) and contribute such amounts to a trust. We contributed an amount equal to 25% of the first 6% of the amount that each participant contributed under this plan.

(4)	The bonus amount for Mr. Demorest includes $15,295, which represents the fair market value of an automobile that was transferred to him by the Company.

(5)	Includes for 2003 $2,693, $8,216 and $11,503 paid to Mr. Demorest, Mr. Anderson and Mr. Mayer, respectively, as compensation for forfeited vacation, and $4,543 and $9,473 for 2002 and $8,413 and $6,203 for 2001 paid to Mr. Anderson and Mr. Mayer, respectively.

Option Grants and Exercises

        The following tables summarize option grants to, and exercises by, our executive officers named in the “Summary Compensation Table” during 2003 and the potential realizable value of the options held by such persons as of December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock
	Number of	Percent of Total Options			Price Appreciation For Option Term(2)
	Securities Underlying	Granted to Employees	Exercise or Base Price	Expiration
Name	Option Granted(#)(1)	In Fiscal Year	($/Sh)	Date	5%	10%

Robert L. Demorest	25,000	16%	8.08	12/21/13	$127,181	$320,981

Dane D. Anderson	12,000	8%	8.08	12/21/13	61,047	154,071

Douglas J. Lindemann	10,000	6%	8.08	12/21/13	50,873	128,393

Daniel W. Mayer	12,000	8%	8.08	12/21/13	61,047	154,071

____________________

(1)	All the options granted to executives were granted under our 1998 Stock Option Plan. Options become exercisable under the plan so long as executives remain employed by us or one or more of our subsidiaries. To the extent not already exercisable, options granted under the 1998 Plan become immediately exercisable in full if we were to experience a change in control, provided that, upon such a change in control, the Compensation Committee may determine that holders of options granted under the 1998 Plan will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price of such options. These options were granted on December 22, 2003 and were fully vested on that date.

(2)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of our common stock, overall market conditions and the executive’s continued employment with us. The amounts represented in this table might not necessarily be realized.

AGGREGATED OPTION EXERCISES IN
LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Shares Acquired On Exercise(#)(1)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options At Fiscal Year End(#)		Value of Unexercised In-the-money Options At Fiscal Year End($)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert L. Demorest	0	0	153,500	0	$198,499	$0

Dane D. Anderson	0	0	62,000	625	68,547	1,538

Douglas J. Lindemann	0	0	42,500	2,500	45,706	5,565

Daniel W. Mayer	0	0	79,000	0	105,429	0

(1)	The exercise price of options granted under our 1992 Stock Option Plan or 1998 Stock Option Plan may be paid in cash, shares of our common stock valued at fair market value on the date of exercise, or by providing irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. See “Executive Compensation and Other Benefits — Change in Control Arrangements.”

(2)	The “Value Realized” is calculated as the excess of the market value of our common stock on the date of exercise or December 31, 2003, as the case may be, over the exercise price. The market price of our common stock as of December 31, 2003 was calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System. The exercise price of outstanding options range from $5.156 to $11.625 per share.

(3)	The value is calculated as the excess of the market value of our common stock on December 31, 2003 ($8.085), calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System, over the exercise price per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2003:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans
approved by security holders	810,412	$7.17	231,934
Equity compensation plans not approved by security holders	—	—	—

Total	810,412	$7.17	231,934

Compensation Committee Report on Executive Compensation

        Composed entirely of outside directors, the Compensation Committee of the Board of Directors meets three to six times per year and is responsible for establishing the compensation for our executive officers and for administering our compensation and stock option plans in which these individuals and other key employees participate. The members of our Compensation Committee during 2003 were J. Leonard Frame and Paul L. Sjoquist. A more complete description of the functions of the Compensation Committee is set forth under the caption “Election of Directors — Information About the Board and its Committees.”

        Compensation Philosophy and Objectives. Our executive compensation philosophy is to link executive compensation directly to earnings performance and therefore to increases in shareholder value. The objectives of our executive compensation program are to:

•	Reward the achievement of our desired earnings and individual performance goals;

•	Provide compensation that is competitive with other companies of comparable size and performance so that we can attract and retain key executives; and

•	Link compensation to the performance of our common stock so that the interests of executives are linked with those of our shareholders.

        Our executive compensation program provides a level of compensation that is competitive for companies of comparable profitability, complexity and size. In determining compensation levels, competitive compensation data, including compensation data for some of the companies included in our peer group used in the Stock Performance Graph, as well as other companies, is reviewed by the Compensation Committee. The Compensation Committee ultimately determines the proper level of compensation, which may be greater or less than competitive levels in this survey data, based upon factors such as our annual and long-term performance as well as the performance of the executive.

        Executive Compensation Program Components.   Our executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. The Compensation Committee uses its discretion to establish executive compensation at levels which, in its judgment, are warranted by external and internal factors, as well as an executive’s individual circumstances. As a result, actual compensation levels may be greater or less than the compensation levels at the companies used in the comparative analysis based upon our annual and long-term as well as the performance of each individual executive. The particular elements of the compensation program are discussed more fully below.

        Base Salary.   Base salary levels of executives are determined by taking into account an executive’s level of responsibility, prior experience, competitive market data, the skills and experiences required by the position and the individual performance. The base salary of Mr. Robert Demorest and each executive officer is reviewed periodically and changes are made based on the foregoing factors. Mr. Demorest’s current annual salary is $216,300, which is three percent more than the salary paid to Mr. Demorest in 2003.

        Annual Incentive Compensation.   Annual cash bonuses are paid under our bonus plan to our executives and are designed to provide a direct financial incentive to executives to achieve our profit goals. These goals are measured by annual net income before income taxes and incentives for Mr. Demorest, Mr. Anderson, Mr. Mayer, and Mr. Meyer, who have overall corporate responsibilities, and by semi-annual operating profit before incentives by business units for Mr. Lindemann, who is in charge of specific business units. The base bonus amount for Mr. Demorest was set at 65% of his base salary for 2003 and is currently set at 65% of his base salary for

2004. The base bonus amounts for our other executive officers range from 25% to 40% of base salary. Bonuses are paid if we achieve our profit goals, which are set from time to time by our Compensation Committee. To the extent that our profits are less than or greater than established goals, the actual bonus amounts paid to our employees who participate in our bonus plan is proportionally reduced or increased but may not exceed 150% of the base bonus amount. The bonus amount received by each of Mr. Demorest, Mr. Anderson, Mr. Lindemann, Mr. Mayer, and Mr. Meyer for 2003 was $122,345, $49,412, $32,484, $57,959, and $9,100, respectively.

        Long-Term Incentive Compensation. Stock options are used to enable key executives to participate in a meaningful way in our success and to link their interests directly with those of our shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level, the number of options previously granted, our performance and the performance of the executive during the year. Based upon these factors, Mr. Demorest, Mr. Anderson, Mr. Lindemann, Mr. Mayer, and Mr. Meyer were granted options to purchase a total of 25,000, 12,000, 10,000, 12,000, and 4,000, respectively, during 2003.

        Section 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code which limits corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. We do not believe that we will pay “compensation” within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will consider adopting such a policy if compensation levels ever approach $1,000,000.

Compensation Committee
J.Leonard Frame
Paul L. Sjoquist

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2003 were J. Leonard Frame and Paul L. Sjoquist. Mr. Sjoquist has provided, and is expected to continue to provide, certain legal services for us. Fees paid to Mr. Sjoquist for the legal services he provided to us in 2003 were approximately $16,000.

Stock Performance Graph

        The following line-graph provides a five-year comparison of the cumulative returns for an investment in us, the S&P 500 Index and an index comprised of our peer companies. Our peer group consists of companies that operate in similar industries and with similar market capitalization. The total cumulative return (change in the year-end stock price plus reinvested dividends) is based on the investment of $100 made on December 31, 1998 in each of our common stock, the S&P 500 Index and an index comprised of our peer group. Total cumulative return for each company in our peer group is weighted according to market capitalization at the beginning of each year. The following companies that were originally included in our peer group were purchased between 1999 and 2003 and are therefore no longer included when calculating the return of the index comprised of our peer group: BEI Medical Systems Company, Inc., CEM Corp., Media Logic Inc., Moore Products Co., TSI, Inc.-MN, Daniel Industries, Instron Corp., and Unit Instruments, Inc.

FIVE-YEAR COMPARISON

*	Hurco Companies, Inc., Input/Output Inc., K-Tron International, Inc., Integral Vision, Inc., MTS Systems Corp., Newport Corp.

Change in Control Arrangements

        If we experience a change in control, stock options granted under our 1992 Stock Option Plan and 1998 Stock Option Plan that are then outstanding will become immediately exercisable in full and will remain exercisable for the remainder of their terms regardless of whether or not the plan participants remain employed by us or one of our subsidiaries. In addition, in the event of a change in control, the Compensation Committee may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of a change in control over the exercise price per share of the options. The term “change in control” includes:

•	the sale or other disposition of substantially all of our assets;

•	a person becomes the beneficial owner of certain thresholds of our common stock (which such thresholds are more fully explained in the plans);

•	a merger in which our shareholders hold less than 50% of the combined voting power of the corporation surviving the merger;

•	certain changes in the composition of our Board of Directors;

•	the approval by our shareholders of a plan providing for our liquidation or dissolution; or

•	a change that we would be required to report on an SEC filing.

Executive Severance Agreements

        We have a written Executive Severance Agreement with each of Robert Demorest, Daniel Mayer, Dane Anderson and Douglas Lindemann. These agreements require us to make severance payments to these executive officers if their employment with us is terminated under certain circumstances. If a termination of employment occurs in connection with us experiencing a change in control, then the executive officer may be entitled to a lump sum cash payment equal to two times his annual salary if certain conditions set forth in the severance agreement are met. If we terminate the executive’s employment for reasons unrelated to a change of control and other than for “cause” (as defined in the severance agreement), the executive may be entitled to a lump sum cash payment equal to his annual salary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers, and each person who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and of our other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on review of the copies of such reports furnished to us during the period ended December 31, 2003, and based on representations by such persons, all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filings requirements.

INDEPENDENT AUDITORS

        KPMG LLP served as our independent auditor during 2003. We expect that KPMG LLP will continue to serve as our auditor during 2004. All services rendered by KPMG LLP were permissible under applicable laws and regulations, and all services provided after May 6, 2003 were approved in advance by the Audit Committee in accordance with the rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002. Our Audit Committee has adopted procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and our Audit Committee is informed of each service actually rendered that was approved through its pre-approval process. The following table presents the aggregate fees billed for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2003 and 2002.

	Aggregate Amount Billed
Services Rendered	2002	2003
Audit Fees(1)	$89,000	$94,000
Audit-Related Fees	$0	$0
Tax Fees(2)	$43,000	$49,000
All Other Fees	$0	$0

____________________

(1)	These fees consisted of the annual audit of our consolidated financial statements for the applicable year, and the reviews of our consolidated financial statements included in our Form 10-Qs for the first, second and third quarters of the applicable year.

(2)	These fees related to corporate tax preparation and advisory services.

        A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement for the 2004 Annual Meeting or Annual Report to Shareholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to MOCON, Inc., Attention: Chief Financial Officer, 7500 Boone Avenue North, Minneapolis, Minnesota 55428 telephone: (763) 493-6370. Any shareholder who wants to receive separate copies of a Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact MOCON at the above address and phone number.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by us at our principal executive offices on or before December 10, 2004.

        A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 23, 2005. If a shareholder fails to provide notice by this date, then the persons named as proxies in the proxies that we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders may communicate with the board of directors by sending correspondence, addressed to our Corporate Secretary, MOCON, Inc., 7500 Boone Avenue North, Minneapolis, Minnesota 55428 with an instruction to forward the communication to the particular director. Our Corporate Secretary will promptly forward all such shareholder communications to that director.

OTHER MATTERS

        Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

MISCELLANEOUS

        WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 TO EACH PERSON WHO WAS SHAREHOLDER OF OURS AS OF MARCH 22, 2004, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: 7500 BOONE AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428; ATTN: SHAREHOLDER INFORMATION.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Dane D. Anderson
Dane D. Anderson Vice President, Chief Financial Officer, Treasurer and Secretary

Minneapolis, Minnesota

April 8, 2004

Appendix A

Charter of the Audit Committee of the MOCON Board of Directors

AUDIT COMMITTEE CHARTER

MOCON, INC.

I.	Organization

There shall be a committee of the Board of Directors (the “Board”) of MOCON, Inc. (the “Company”) known as the audit committee (the “Committee”). This charter shall govern the operations of the Committee.

II.	Statement of Policy

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to, among other things, the Company’s consolidated financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s consolidated financial statements, and the legal compliance and ethics programs as established by management and the Board. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and has the power to engage and determine funding for outside counsel or other experts or advisors as the Committee deems necessary for these purposes and as otherwise necessary or appropriate to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and for any advisors employed by the Committee as well as for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

A.	Composition and Qualifications

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating Committee, and shall consist of at least three directors. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. Each member of the Committee shall, at the time of his or her appointment and at all times while remaining a member of the Committee, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined and required under the federal securities laws and rules and regulations of the Securities Exchange Commission, as amended from time to time.

All Committee members shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the SEC and the Nasdaq Stock Market, as may be amended from time to time.

The Board of Directors shall be responsible for determining “independence” of Committee members and qualification of a member as an “audit committee financial expert.”

Responsibilities and Processes

The primary responsibilities of the Committee are as follows:

•	The Committee shall oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board.

•	The Committee shall have sole authority to appoint, retain and oversee the work of the Company’s independent auditors and establish the compensation to be paid to the independent auditors. The Company’s independent auditors shall report directly to the Committee.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission to the Committee by the Company’s employees of concerns regarding questionable accounting or auditing matters.

•	The Committee shall pre-approve all audit services and permissible non-audit services as provided under the federal securities laws and rules and regulations of the SEC, as may be amended from time to time.

•	The Committee shall oversee the establishment and administration of (including the grant of any waiver from) a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and is not intended be a comprehensive list of all of the actions that the Committee will take in discharging its duties.

•	The Committee shall discuss with the auditors their independence from management and the Company. The Committee shall obtain and review a written statement from the auditors regarding their independence consistent with the Independence Standards Board Standard No.1 or any successor standard, as either may be amended from time to time.

•	The Committee shall discuss with the independent auditors the overall scope and plans for their audits. In addition, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee may meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The Committee has the sole authority to resolve disagreements, if any, between management and the independent auditors.

•	The Committee shall review the interim financial statements with management and the independent auditors prior to public release of quarterly results or, if quarterly results are not released, prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair or other designated representative of the Committee may represent the entire Committee for purposes of this review.

•	The Committee shall review with management and the independent auditors the consolidated financial statements to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K and shall review and approve the report required to be included in the Company’s annual proxy statement.

•	The Committee shall review and reassess the adequacy of this charter at least annually and recommend any proposed changes to the Charter to the Board. The Charter shall be published periodically in accordance with applicable law and Nasdaq regulations.

•	The Committee shall review and either approve or disapprove all related party transactions.

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

Approved by MOCON, Inc.

   Board of Directors

   November 11, 2003

Appendix B

MOCON, INC.
NOMINATING COMMITTEE CHARTER

I.	PURPOSE

The primary purpose of the Nominating Committee (the “Committee”) of MOCON, Inc. (“MOCON”), is to assist the Board of Directors by (i) identifying individuals qualified to become members of the Board, which will include reviewing and considering director nominees submitted by shareholders and (ii) recommending director nominees for each annual meeting of shareholders and director nominees to fill any vacancies that may occur between meetings of the shareholders.

II.	ORGANIZATION

The members of the Committee shall be appointed by the Board of Directors and shall consist of at least two (2) members of the Board of Directors, each of whom shall meet the independence requirements set forth in the federal securities laws and under the rules and regulations established by the Securities Exchange Commission and the Nasdaq Stock Market, as may be amended from time to time. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

The chairperson of the Committee will preside at each meeting of the Committee and, in consultation with the other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson will ensure that the agenda for each meeting, together with any supporting material, is circulated in advance of the meeting.

III.	DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Nominating Committee of the Board of Directors are as follows:

■	Make recommendations regarding the size and composition of the Board.

■	Consider and recruit candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms, and/or MOCON’s shareholders using the following approach:

o	The criteria for selecting new directors shall reflect the requirements of Nasdaq’s listing standards with respect to independence and the following factors: the needs of MOCON with respect to the particular talents and experience of its directors; personal and professional integrity of the candidate; level of education and business experience; broad-based business acumen; the level of understanding of MOCON’s business and its industry; strategic thinking and a willingness to share ideas; and diversity of experiences, expertise and background. The Committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

o	The Committee will consider proposed nominees whose names are submitted to it by shareholders. The Committee will review periodically whether a more formal policy should be adopted.

o	Any shareholder who desires to recommend a nominee for director must submit a letter, addressed to Chairman of the Nominating Committee, MOCON, Inc., 7500 Boone Avenue North, Minneapolis, Minnesota 55428, and which is clearly identified as a “Director Nominee Recommendation”. All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the shareholder. The Committee shall establish reasonable deadlines for submission of candidates by shareholders to assure time for meaningful consideration and evaluation of the candidate by the Committee.

■	Recommend on an annual basis a slate of director nominees for approval by the Board and MOCON shareholders.

■	Review the appropriateness of the committee structure of the Board and recommend to the Board for its approval directors to serve as members of the committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

■	Have sole authority to retain and terminate outside consultants or search firms, including approving their fees and other terms of their engagements, to advise the Committee with respect to the identification and review of candidates for the Board.

■	Provide suitable programs for the orientation of new directors and the continuing education of incumbent directors.

■	Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to those matters that are relevant to the Committee’s discharge of its responsibilities, and (iii) with respect to those recommendations that the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman of the Committee or any other member of the Committee designated by the Committee to make such report.

■	Review, at least annually, the compliance of the Committee with this Charter. In addition, the Committee shall review and reassess periodically the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee shall conduct such review in the manner it deems appropriate.

Approved by MOCON, Inc. Board of Directors

February 17, 2004

MOCON, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2004
4:00 p.m.

MOCON, Inc.
7500 Boone Avenue North
Minneapolis, Minnesota

MOCON, INC. 7500 Boone Avenue North Minneapolis, Minnesota 55428	proxy

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert L. Demorest and Dane D. Anderson, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MOCON, Inc. held of record by the undersigned on March 22, 2004, at the Annual Meeting of Shareholders to be held on May 18, 2004, or any adjournment, thereof.

(Continued and to be signed on the reverse.)

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to MOCON, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]
\/   Please detach here   \/

1.	ELECTION OF DIRECTORS:

01 Robert L. Demorest	05 Richard A. Proulx	[_] Vote FOR all	[_] Vote WITHHELD
02 Dean B. Chenoweth	06 Tom C. Thomas	nominees (except	from all nominees
03 J. Leonard Frame	07 Ronald A. Meyer	as marked below)
04 Paul L. Sjoquist	08 Daniel W. Mayer

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees named in Proposal 1 above.

Address Change?	Mark Box [_]	Indicate changes below:
Date

Signature(s) in Box
Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.